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                                                                  EXHIBIT 10.11

                         STANDARD FORM SUBLEASE (LEGACY)

                               SUBLEASE AGREEMENT

                   BASIC SUBLEASE INFORMATION (DEFINED TERMS)

Effective Date:        April 27, 2000

Master Lease Date:     August 2, 1993, as amended by that certain First
Amendment to Lease Agreement dated as of February 14, 1994, that certain Second Amendment to Lease dated as of December 22, 1995, that certain Third Amendment to Lease dated as of December 27, 1996, that certain Fourth Amendment to Lease dated as of December __, 1997, and that certain Fifth Amendment to Lease dated as of March 16, 2000.

Landlord:               WHLW Real Estate Limited Partnership, a Delaware real
                        estate limited partnership

Tenant:                 Autodesk, Inc., a Delaware corporation

Tenant's Address:       Autodesk, Inc.
                        111 McInnis Parkway
                        San Rafael, California 94903
                        Attention: Corporate Real Estate and Facility

   with a copy to:      Shartis Friese & Ginsburg, LLP
                        One Maritime Plaza, 18th Floor
                        San Francisco, California 94111
                        Attention: Alan J. Robin

Premises:               Improved real property as more particularly described
                        in the Master Lease, attached hereto as Exhibit B, consisting of approximately 127,102 rentable square feet.

Permitted Uses:         Uses permitted under the Master Lease.

Subtenant:              ObjectSwitch, Inc., a California corporation, dba
                        Kabira Technologies, Inc.

Subtenant's Address:    ObjectSwitch Corporation
                        1 McInnis Parkway
                        San Rafael, California 94903
                        Attention Greg Straughn

Sublease Premises:      That portion of the Premises, as more particularly
                        described in the Sublease Premises Floor Plan, attached hereto as Exhibit A, consisting of 5,087 rentable square feet.


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Sublease Premises
Address:                4000 Civic Center Drive, Suite(s) 200, San  Rafael,
                        California

Building:               4000 Civic Center Drive, San Rafael, California

Sublease Term:          Approximately eight (8) months unless extended per
                        Section 2b.

Sublease
Commencement Date:      The Date Tenant delivers possession of the Sublease
                        Premises to Subtenant after approval of this Sublease by Landlord but not earlier than May 1, 2000.

Expiration Date:        December 21, 2000 unless sooner terminated or extended
                        as provided in the Master Lease and this Sublease.

Rent Commencement
Date:                   The Commencement Date

Base Rent:              Twelve Thousand Nine Hundred Seventy-one and 85/100
                        Dollars ($12,791.85) per month from the Sublease
                        Commencement Date through the First Extension term but not exceeding the first twelve (12) consecutive months of the Lease Term.

Base Rent Adjustment:   On the first day of the thirteenth (13th) month
                        following the Commencement Date, Base Rent shall be increased to Thirteen Thousand Four Hundred Ninety and
                        72/100 Dollars ($13,490.72).

Subtenant's
Security Deposit:       Twelve Thousand Nine Hundred Seventy-two Dollars
                        ($12,972.00)

Parking Area:           Four Hundred Sixteen (416) non-exclusive and
                        non-designated spaces.

Broker:
Tenant's Broker:        Colliers International
Subtenant's Broker:     Cushman & Wakefield, Inc.

Exhibits:               Exhibit A - Sublease Premises Floor Plan
                        Exhibit B - Master Lease
                        Exhibit C -  Parking Area


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         THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective
Date by and between Tenant and Subtenant.

         THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

         A. Tenant is presently a tenant of the Premises in the Building pursuant to the Master Lease by and between Landlord and Tenant. A copy of the Master Lease with all exhibits and addenda thereto, is attached hereto as Exhibit B.

         B. Tenant desires to sublease the Sublease Premises to Subtenant and Subtenant desires to sublease the Sublease Premises from Tenant on all of the terms, covenants and conditions herein after set forth.

         C. All of the terms and definitions in the Defined Terms section are incorporated herein by this reference.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1.  Sublease.

         (a) Tenant hereby subleases to Subtenant, and Subtenant hereby subleases from Tenant the Sublease Premises for the Sublease Term upon all of the terms, covenants and conditions herein contained. In addition, Tenant shall lease to Subtenant, and Subtenant shall lease from Tenant, any and all permanent improvements ("Improvements") on the Sublease Premises constructed and/or owned by Tenant, upon all of the terms, covenants and conditions herein contained. As used herein, "Sublease Premises" shall include the Sublease Premises and the Improvements.

         (b) In the event any space currently leased by Tenant adjacent to the Sublease Premises currently occupied by ICPlanet becomes available to sub-lease to a third party ("Available Space"), Tenant agrees to provide Subtenant with a right of first offer to lease the Available Space on the terms and conditions which Tenant proposes to offer the Available Space to the sublease market (the "Offer Terms"). Subtenant shall have five (5) business days in which to notify Tenant that it has elected to accept the Offer Terms. If Subtenant accepts the Offer Terms, Tenant and Subtenant shall enter into a sublease with respect to the Available Space. If Subtenant does not accept the Offer Terms, Tenant shall be able to lease the Available Space to any third party on such terms and conditions as it may agree to. Subtenant understands and agrees that the rent for the Available Space and the term for which the Available Space may be subleased may not be the same as the rent and term of this Sublease. Notwithstanding anything set forth herein, Subtenant's right to sublease the Available Space is subject to the approval of the Landlord pursuant to the terms and conditions of the Master Lease.

     2.  Sublease Term.

         (a) Initial Term. The Term of this Sublease shall commence on the Commencement Date and shall end, unless sooner terminated or extended as provided in the Master Lease and this Sublease, on the Expiration Date.


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         (b) First Extension. In the event and only in the event that Tenant extends the term of the Master Lease, Tenant shall notify Subtenant of such extension ("Extension Notice") and the term of this Sublease shall automatically be extended to November 30, 2001, upon the terms and conditions set forth in this Sublease. Subtenant shall pay the rent as described in the Base Rent Adjustment paragraph in the Basic Sublease Information Section of this Sublease.

         (c) Second Extension. In the event and only in the event that Tenant extends the term of the Master Lease, Subtenant shall have shall the right to extend the Term of this Sublease from November 30, 2001, to November 30, 2002 (the "Extension Term"). Subtenant shall provide a notice of extension to Tenant not earlier than May 1, 2001, and not later than May 31, 2001, of its election to extend the Term to November 30, 2002 ("Subtenant Extension Notice"). If Subtenant does not send a Subtenant Extension Notice, Subtenant will be deemed to have elected not to extend the Term. Subtenant shall not have the right to extend the Term if an Event of Default has occurred with respect to Subtenant or if the Sublease has been assigned by Subtenant or if Subtenant has subleased more than 50% of the Sublease Premises. In addition, Subtenant shall not have the right to extend the Term, if within thirty (30) days after receipt of the Subtenant Extension Notice, Tenant notifies Subtenant that it intends to recapture the Sublease Premises on the Expiration Date for its own use and occupancy.

         (d) Consent for Extension. In the event Subtenant and Tenant seek to extend the term of the Sublease beyond November 30, 2001, such extension shall be subject to the consent of Landlord. Upon approval by Landlord, Tenant and Subtenant shall enter into an amendment to this Sublease which shall be in accordance with the terms and conditions of the Master Lease as extended. The amendment to the Sublease shall be subject to the approval of Landlord.

         (e) Base Rent During Extension. The Base Rent during the Extension Term shall be the fair market value of the Sublease Premises in its as is condition for a term of one year as reasonably determined by Tenant ("FMV Determination"). If Subtenant disagrees with the FMV Determination, Subtenant shall have ten (10) business days after its receipt of the FMV Determination to rescind the Subtenant Extension Notice.

     3.  Condition of Sublease Premises.

         (a) As-Is Condition. Subtenant acknowledges that Subtenant has conducted Subtenant's own investigation of the Sublease Premises, the physical condition thereof, including compliance of the Sublease Premises with all laws and regulations, accessibility and location of utilities, improvements, existence of hazardous materials, including but not limited to asbestos, asbestos containing materials, polychlorinated biphenyls (PCB) and earthquake preparedness, and such other matters which in Subtenant's judgment affect or influence Subtenant's use and suitability of the Sublease Premises. Subtenant recognizes that Tenant would not sublease the Sublease Premises except on an "as is" basis and acknowledges that Tenant has made no representations of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Sublease Premises. Subtenant shall rely solely on Subtenant's own inspection and examination of such items and not on any representations of Tenant, express or implied. Subtenant further recognizes and agrees that neither Tenant nor Landlord have made any such representations, and neither Landlord nor Tenant shall be required


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to perform any work of construction, alteration or maintenance of or to the
Sublease Premises; however, Tenant shall deliver the Sublease Premises to Subtenant in broom clean condition, reasonable wear and tear and casualty excepted.

         (b) Subtenant's Work. Subtenant shall demolish interior walls to combine the three suites and recarpet and re-paint the Sublease Premises (the "Subtenant Work") based upon mutually agreed upon plans and specifications and a mutually agreed upon budget which shall be subject to Landlord's approval. All work shall be performed in accordance with the terms and conditions of the Master Lease. If Subtenant's work is managed and supervised by Landlord, Subtenant shall incur a construction management fee of five percent (5%) of the total construction and architectural costs which shall be payable to Landlord within ten (10) days of billing by Landlord. Tenant shall reimburse Subtenant for the actual out of pocket costs of the Subtenant Work within thirty (30) days after submission of evidence reasonably satisfactory to Tenant of the actual out of pocket costs incurred by Subtenant for such work. Other than the improvements described above, Subtenant shall accept, possession of the Sublease Premises in their "AS-IS" condition as the Sublease Premises exists on the date hereof. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Sublease Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Tenant has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Sublease Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Master Lease and subject to the approval rights of Landlord under the Master Lease. Upon termination of this Sublease, Subtenant shall shampoo the carpets and deliver the Sublease Premises to Tenant broom clean and in the same condition as the Sublease Premises were at the commencement of the Term hereof, reasonable wear and tear excepted. In the event that Subtenant is allowed to make any improvements or alterations to the Sublease Premises, including without limitation, additional wiring or cabling ("Alterations"), Subtenant will, at its sole cost and expense, remove all Alterations from the Sublease Premises and restore the Sublease Premises to the condition existing as of the Commencement Date, except for any Alterations which Tenant and Master Landlord agree may remain thereon. In addition, Subtenant will remove its personal property, furniture and equipment from the Sublease Premises upon the expiration of the term of this Sublease. If the performance of the Subtenant Improvements within the Sublease Premises "triggers" a requirement for code-related upgrades to or improvements of the Master Lease Premises or any common areas, Tenant and Subtenant agree that Subtenant shall be responsible for the additional cost of such code-required upgrade or improvements.

     4. Sublease Subject to Master Lease. Subtenant agrees that all of the terms, conditions and covenants of this Sublease shall be those stated in the Master Lease, modified as appropriate so as to make such Articles, and any Sections contained therein, applicable only to the subleasing hereunder by Tenant. Whenever the word "Premises" is used in the Master Lease, for purposes of this Sublease, the word Sublease Premises shall be substituted. Subtenant shall be subject to, bound by and comply with all of said Articles and Sections of the Master Lease with respect to the Sublease Premises and shall satisfy all applicable terms and conditions of the Master Lease for the benefit of both Tenant and Landlord, it being understood and agreed that

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wherever in the Master Lease the word "Tenant" appears, for the purposes of this
Sublease, the word "Subtenant" shall be substituted, and wherever the word "Landlord" appears, for the purposes of this Sublease, the word "Tenant" shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Subtenant or upon the failure of Subtenant to pay Base Rent, Additional Rent or comply with any of the provisions of this Sublease, Tenant may exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of the Master Lease shall control.

     5.  Rent.

         (a) Initial Rent. Upon execution hereof, Subtenant shall deliver the first month's Base Rent to Tenant, to be applied against Subtenant's first obligation to pay Base Rent hereunder. Subtenant shall pay to Tenant the Base Rent in advance on the first (1st) day of each month of the Sublease Term, commencing on the Commencement Date. In the event the last day of the Sublease Term is not the last day of the calendar month, the Base Rent shall be appropriately prorated based on a thirty (30) day month. All installments of Base Rent shall be delivered to Tenant's Address, or at such other place as may be designated in writing from time to time by Tenant, in lawful money of the United States and without deduction, abatement or offset for any cause whatsoever.

         (b) Rent Increase. On the first day of the 13th month following the Commencement Date, Base Rent shall be increased to $13,490.72 per month.

         (c) Net Rental. Base Rent is inclusive of Operating Expenses and Tax Expenses during the calendar year 2000, but Subtenant shall pay as Additional Rent Subtenant's proportionate share of increases in Operating Expenses and Tax Expenses over Operating Expenses and Tax Expenses for 2000 and for additional building services, Utility Expenses, Common Area Utility Costs and Administrative Expenses (all as defined in the Master Lease) or other charges which are payable by Tenant under the Master Lease as Additional Rent.

         (d) Event of Default. It shall be an event of default ("Event of Default") under this Sublease if any installment of Base Rent is not paid on the third (3rd) day of each month during the Term. If an Event of Default occurs with respect to any payment of Base Rent, Tenant shall have the same rights and remedies against Subtenant as those of Landlord as set forth in the Master Lease.

     6. Security Deposit. Subtenant has deposited the Security Deposit with Tenant. The Security Deposit shall secure Subtenant's obligations under this Sublease to pay Base Rent and other monetary amounts, to maintain the Sublease Premises and repair damages thereto, to surrender the Sublease Premises to Tenant in clean condition and repair upon termination of this Sublease and to discharge Subtenant's other obligations hereunder. If Subtenant fails to perform Subtenant's obligations hereunder, Tenant may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Subtenant's unperformed obligations. If Tenant does so apply any portion of the Security Deposit, Subtenant's failure to remit to Tenant a sufficient amount in cash to restore the Security Deposit to the original amount within five (5) days after receipt of Tenant's written demand to do so shall constitute a material default.

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Upon termination of this Sublease, if Subtenant has then performed all of
Subtenant's obligations hereunder, Tenant shall return the Security Deposit, or whatever amount remains of the Security Deposit after Tenant applied all or a portion of the Security Deposit to perform Subtenant's obligations hereunder, to Subtenant without payment of interest.

     7. Use. The Sublease Premises shall be used for the Permitted Uses, and for no other purpose or business without the prior written consent of Tenant. In no event shall the Sublease Premises be used for a purpose or use prohibited by the Master Lease.

     8.  Insurance.

         (a) Awards. Notwithstanding anything contained in the Master Lease to the contrary, for damages suffered by Tenant and not by Landlord, , all insurance proceeds or condemnation awards received by Tenant from Subtenant's insurance under the Master Lease shall be deemed to be the property of Tenant.

         (b) Additional Insured. All insurance policies required to be carried by Subtenant, pursuant to the Master Lease, shall contain a provision whereby Tenant and Landlord are each named as additional insureds under such policies. An original certificate of insurance shall be delivered to Tenant and Landlord by Subtenant as a condition precedent to the effectiveness of this Sublease.

         (c) Waiver of Subrogation. Landlord, by giving Landlord's consent to this Sublease, and Subtenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Subtenant pursuant to Section 12 of the Master Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.

     9. Parking. Tenant shall have a license to use the number of non-designated and non-exclusive parking spaces (as specified in the Basic Sublease Information) within the designated Parking Area, as depicted in Exhibit D attached hereto, on a "first come, first served basis" in common with other tenants in the Building.

     10. Indemnity. Subtenant hereby agrees to indemnify and hold Tenant harmless from and against any and all claims, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Tenant by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which, by reason of the provisions of this Sublease, Subtenant is obligated to perform, and/or (b) any person by reason of Subtenant's use and/or

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occupancy of the Sublease Premises, except to the extent any of the foregoing is caused or by the negligence of Tenant. Tenant shall be responsible for any actual costs reasonably incurred by Subtenant which arise out of Tenant's breach of its obligations under the Master Lease with respect to the portion of the Premises which are not part of the Sublease Premises after giving effect to notice and cure periods, if any. The provisions of this Section 10 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

     11. Miscellaneous.

         (a) Entire Agreement. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Sublease Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Sublease Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Tenant and Subtenant, and consented to in writing by Landlord.

         (b) Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

         (c) Landlord's Consent. This Sublease is conditioned upon obtaining the written consent of Landlord. If Landlord refuses to consent to this Sublease, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Sublease Premises; provided Tenant shall return the Security Deposit, if previously delivered to Tenant, to Subtenant.

         (d) Authority. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

         (e) Attorneys' Fees. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding.

         (f) Brokerage Commission. Tenant and Subtenant each represents and warrants for the benefit of the other and Landlord that neither Tenant nor Subtenant have had any dealings with any real estate broker, agent or finder in connection with the Sublease Premises and/or the negotiation of this Sublease, except for the Broker(s) (as set forth in the Defined Terms), and that neither Tenant nor Subtenant knows of any other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Sublease or otherwise based upon contacts between the claimant and either party. Tenant and Subtenant shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Sublease Premises and this Sublease other than Broker(s), if any, resulting from the actions of the indemnifying party.


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         IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, effective as of the Effective Date.

                                       TENANT:

                                       AUTODESK, INC., a Delaware corporation

                                       By: /s/ Steve Cakebread
                                          -----------------------------------

                                       Its: SRVP CFO
                                           -----------------------------------

                                       By:
                                          -----------------------------------

                                       Its:
                                           -----------------------------------


                                       SUBTENANT:

                                       OBJECTSWITCH CORPORATION, INC.,
                                       a California corporation

                                       By: /s/ Greg Straughn
                                          -----------------------------------

                                       Its: VP - Finance
                                           -----------------------------------

                                       By:
                                          -----------------------------------

                                       Its:
                                           -----------------------------------



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                                    EXHIBIT A

                         SUBLEASE PREMISES - FLOOR PLAN

                             [Intentionally Omitted.]



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                                    EXHIBIT B

                                  MASTER LEASE

                            [Intentionally Omitted.]



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                                    EXHIBIT C

                                  PARKING AREA

                              [Intentionally Omitted.]



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